Exhibit 4.31
EXECUTION VERSION
ELEVENTH AMENDMENT AND CONSENT
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     This ELEVENTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 8, 2006, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement and the Intercreditor Agreement (each as hereinafter defined).
RECITALS
     WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers and the other Credit Parties have requested that Agent and Lenders, among other things, (a) consent to (i) the acquisition by Thermadyne South Africa (Pty) Ltd. (“TSA”) of the Stock of Unique Welding Alloys Rustenburg (Pty) Ltd. (“Plant Rental”) held by Gerrit Van Zyl (“Van Zyl”) (the “Plant Rental Acquisition”) and subsequent sale of such Stock and the other Stock of Plant Rental held by TSA back to Van Zyl (the “Plant Rental Sale”) (collectively, the “Plant Rental Transaction”) and (ii) the acquisition by Industries of the Stock of Maxwell & Braze (Pty) Ltd. held by Tinus Crous (the “Maxwell Acquisition”) and the Stock of TSA held by Tinus Crous (the “TSA Acquisition”) (collectively, the “Crous Transactions”) and (b) amend certain provisions of the Credit Agreement; and
     WHEREAS, the Agent and Lenders have agreed to consent to the Plant Rental Transaction and Crous Transactions and amend the Credit Agreement as set forth herein.
     NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
          1. Consents
     (A) Plant Rental Transaction.

     (i) Subject to satisfaction of the conditions set forth in Section l(A)(ii) below, Agent and the Lenders hereby consent to the Credit Parties and their respective Foreign Subsidiaries closing the Plant Rental Transaction and performing the actions contemplated thereby.
     (ii) The consent of the Agent and Lenders set forth in Section 1(A)(i) above is subject to the following conditions precedent:
     (a) the Plant Rental Acquisition and Plant Rental Sale close on the same day no later than March 13, 2006;
     (b) one of the Credit Parties or their Foreign Subsidiaries receives cash proceeds from the Plant Rental Sale of not less than $4,300,000; and
     (c) the net proceeds from the Plant Rental Sale are used by the Credit Parties to effect the closing of the Crous Transactions in accordance with Section 1(B) below.
     (B) Crous Transactions.
     (i) Subject to satisfaction of the conditions set forth in Section l(B)(ii) below, Agent and the Lenders hereby consent to the Credit Parties and their respective Foreign Subsidiaries closing the Crous Transaction and performing the actions contemplated thereby.
     (ii) The consent of the Agent and Lenders set forth in Section 1(B)(i) above is subject to the following conditions precedent:
     (a) the Maxwell Acquisition and TSA Acquisition both close no later than March 13, 2006;
     (b) the aggregate consideration paid by the Credit Parties and their Foreign Subsidiaries in connection with the Crous Transactions does not exceed $3,800,000 plus expenses; and
     (c) any remaining proceeds from the Plant Rental Sale are applied to the principal balance of Revolving Credit Advances.
          2. Limited Waiver. Agent and the Lenders hereby (a) waive compliance with (i) in the case of the Plant Rental Sale, Sections 1.3 and 6.8 of the Credit Agreement, and (ii) in the case of the Plant Rental Acquisition, the Maxwell Acquisition and the TSA Acquisition, Sections 6.1 and 6.2 of the Credit Agreement, and (b) waive any Defaults or Events of Default under such Sections of the Credit Agreement that result from the closing of the Plant Rental Transaction and Crous Transactions in accordance with the terms of this Amendment.
          3. Amendment to Section 6.2. Section 6.2 of the Credit Agreement is hereby amended as of October 15, 2005 by deleting the number “$5,000,000” in clause (i) and inserting “$6,000,000” in its place.

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          4. Representations and Warranties of Credit Parties. The Credit Parties represent and warrant that:
               (a) the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and
               (b) after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.
          5. Conditions To Effectiveness. This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):
               (a) execution and delivery of this Amendment by the Lenders and the Credit Parties;
               (b) the Agent shall have received a copy of a fully executed and delivered amendment, in form and substance satisfactory to Agent, to that certain Second Lien Credit Agreement, dated as of July 29, 2004, by and among the Borrowers, Credit Suisse and the other Persons signatory thereto; and
               (c) payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.
          6. Reference To And Effect Upon The Credit Agreement.
               (a) The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.
               (b) The waiver and amendments set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof and words of like import and each reference in the Credit Agreement and the Loan Documents to the

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Credit Agreement shall mean the Credit Agreement as amended hereby. This Waiver shall be construed in connection with and as part of the Credit Agreement.
          7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
          8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
          9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
          10. Reaffirmation of Guaranties. The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.
[Signature pages follow]

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ [ILLEGIBLE] Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMAL DYNAMICS CORPORATION

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

TWECO PRODUCTS, INC.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

VICTOR EQUIPMENT COMPANY

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

S-1

C & G SYSTEMS, INC.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

STOODY COMPANY

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMAL ARC, INC.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE INTERNATIONAL CORP.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

PROTIP CORPORATION

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE HOLDINGS CORPORATION

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

MECO HOLDING COMPANY

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

C&G SYSTEMS HOLDING, INC.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE AUSTRALIA PTY LTD.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

DUXTECH PTY LTD.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

CIGWELD PTY LTD.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

QUETALA PTY. LTD.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

QUETACK PTY. LTD.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE INDUSTRIES LIMITED

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.